Exhibit 10.29

FIRST AMENDMENT TO
CREDIT AGREEMENT

This Amendment (this "Amendment") is made as of December 31, 2005 by and between KFLG WATERTOWN, INC., a Massachusetts corporation, with an address at 20 Guest Street, Suite 450, Brighton Landing East, Brighton, MA 02135 (the "Borrower"), and TD BANKNORTH, N.A., a national banking association with an office at 370 Main Street, Worcester, Massachusetts 01608 (the "Lender").

RECITALS

A. The Lender and the Borrower are parties to that certain Credit Agreement dated as of May 27, 2005 (as the same is and may hereafter be amended from time to time, the "Credit Agreement"). Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

B. The Borrower has requested that the Lender amend the financial covenants and make certain other modifications to the terms and conditions of the Credit Agreement as described herein.

C. Subject to certain terms and conditions, the Lender is willing to agree to the same, as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I. AMENDMENTS TO CREDIT AGREEMENT.

A. Definitions. Section 1 of the Credit Agreement is hereby amended as follows:

1. The following definition contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"'Commitment': the Lender’s commitment to make Loans in an aggregate principal amount not to exceed $1,392,422.22, which is the aggregate principal outstanding balance of the Loans as of December 31, 2005."

2. The following new definitions are hereby inserted into the Credit Agreement in proper alphabetical order:

"'Additional New Equity': new equity of the Guarantor, consisting of either common or preferred stock, or additional capital contributions, in either case resulting in the receipt by the Guarantor of unrestricted Gross Cash Proceeds of at least $5,000,000 and Net Cash Proceeds of at least $4,500,000, which Net Cash Proceeds shall initially be deposited into an account held with the Lender."

"'Additional New Equity Date': the date on which the Lender has verified that Borrower has received the Net Cash Proceeds of the Additional New Equity required by Section 6.1(a)."

"'Blocked Account': as defined in Section 6.1(b)."

"'Consolidated Discretionary Capital Expenditures': for any period, Consolidated Capital Expenditures which do not constitute Consolidated Maintenance Capital Expenditures, and which shall include for the purposes of Section 6.1(e) hereof, (i) investments by any Covered Party for the purposes of building, purchasing, maintaining or investing in new Units which have been funded by such Covered Party as well as those investments which any Covered Party has committed to make, but has not yet made, and (ii) capital expenditures which have been funded by any Covered Party as well as those capital expenditures for which any Covered Party has committed to make payment, but has not yet made payment thereon."

"'Gross Cash Proceeds': Net Cash Proceeds before attorneys’ fees, accountants’ fees, commissions and other customary fees and expenses incurred in connection with the incurrence of Indebtedness or issuance of any new equity or additional capital contributions."

"'Permitted Accounts': any passbook, savings, demand, time, money market, operating or depository bank accounts with the Lender, and/or certificates of deposit issued by the Lender."

"'Permitted Blocked Accounts': subject to the Lender's prior approval thereof, any passbook savings or savings statement account with the Lender, and/or certificates of deposit issued by the Lender; in each case on which the Lender has placed a hold causing access to such account or certificate of deposit to be restricted."

B. Additional Term Loans.

1. Section 2.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"2.2 Additional Term Loans. The Borrower acknowledges and agrees that after the Closing Date, the Lender made additional term loans (the "Additional Term Loans") to the Borrower and that as of December 31, 2005, the aggregate outstanding principal amount of the Initial Term Loan and the Additional Term Loans (collectively, the "Loans") is $1,392,422.22. The Borrower and the Lender agree that as of December 31, 2005, no further advances of Additional Term Loans shall be made by the Lender to the Borrower."

2. Sections 2.3, 2.4(b) and 2.4(c) of the Credit Agreement are hereby deleted in their entireties and in each case the phrase "Intentionally Omitted" is substituted therefor.

C. Repayment of Loans. Section 2.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"2.5 Repayment of Loans. Unless an Event of Default shall occur and be continuing, prior to the Additional New Equity Date, the Loans shall not amortize. Commencing on the Additional New Equity Date, the Loans shall amortize and principal shall be payable in consecutive monthly installments, each in the principal amount of $29,167.00, commencing on January 1, 2007 and on the first Business Day of each calendar month thereafter. The remaining outstanding principal amount of the Loan shall be payable in full on the Maturity Date. Amounts paid or prepaid with respect to the Loans may not be reborrowed. The amount of any principal prepayment of the Loans shall be applied to reduce the then remaining installments of the Loans in inverse order of maturity."

D. Prepayment. Section 2.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"2.6 Prepayment Penalty. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty except for any prepayment fee that may be due under the following sentence. Any such prepayment shall be made together with all other amounts due and owing under the Loan Documents at the time of prepayment (including, without limitation, any amounts owing pursuant to Section 2.12) and, if the date of such prepayment is on or before the second anniversary of the date hereof (unless such prepayment is made in connection with the occurrence of an Event of Default or at the written request of the Lender), a prepayment fee in the amount of $10,000. Prepayments shall be made upon irrevocable notice by the Borrower delivered to the Lender no later than 11:00 A.M., Boston time, one Business Day prior thereto, which notice shall specify the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued and unpaid interest to such date on the amount prepaid. Partial prepayments of any Loan shall be in an aggregate principal amount of $100,000 or a whole multiple of $50,000 in excess thereof."

E. Mandatory Prepayments. Section 2.7(e) of the Credit Agreement is hereby deleted in its entirety and the phrase "Intentionally Omitted" is substituted therefor.

F. Interest Rate. Section 2.8(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

"(a) The Loans shall bear interest at a rate per annum equal to the Prime Rate."

G. Financial Reporting.

1. Section 5.1(a) of the Credit Agreement is hereby amended by deleting the word "and" at the end of subsection (vii) thereof, substituting a semi-colon for the period at the end of subsection (viii) thereof; and adding the following new subsections (ix) and (x) immediately following subsection (vii) thereof as follows:

"(ix) as soon as available, but in any event not later than 15 days after the end of each calendar month, the unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated and consolidating statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year and the corresponding figures from the Borrower’s budget for such period, in each case certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

(x) as soon as available, but in any event not later than 15 days after the end of each calendar month, the unaudited consolidated and consolidating balance sheet of the Guarantor and its Subsidiaries as at the end of such month and the related unaudited consolidated and consolidating statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year and the corresponding figures from the Guarantor’s budget for such period together with a report on franchisee royalties received with respect to such month and a statement as to the number of franchise agreements in effect and whether any of such franchise agreements are then in default, in each case certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);"

2. Section 5.1(b) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

"The Covered Parties will permit the Lender to monitor at all times the account balances in Borrower's and/or Guarantor's accounts held with the Lender."

H. Certificates; Other Information. Section 5.2(b) of the Credit Agreement is hereby amended by adding the phrase "and Section 5.1(a)(ix) and (x)" immediately after the phrase "pursuant to Section 5.1(a)(iii) and (iv)"; and by inserting at the end thereof the following:

"Any compliance certificates furnished in connection with the calculations required by Sections 6.1(c), (d) and (e) hereof shall include with respect to the applicable period, a listing of all Consolidated Discretionary Capital Expenditures made during such period, the amount of same that has been funded during such period, and the amount of commitments to make Discretionary Capital Expenditures which are outstanding and/or were committed to during such period, but have not yet been paid."

I. Notices regarding Additional New Equity. Section 5.7 of the Credit Agreement is hereby amended by deleting the word "or" at the end of subsection (g) thereof, deleting the period at the end of subsection (h) thereof and substituting therefor "; or"; and adding the following new subsection (i) immediately following subsection (h) thereof as follows:

"(i) any Additional New Equity raised by the Guarantor and the details thereof, including without limitation, the type, amount, source, date raised, the Gross Proceeds and Net Cash Proceeds thereof."

J. Bank Accounts. Section 5.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"5.10 Depository Accounts; Additional Accounts; Blocked Account.

(a) At all times prior to the Additional New Equity Date, maintain all operating, depository and disbursement bank accounts with the Lender, except as otherwise permitted by Section 3.23 hereof and Section 4(j) of the Security Agreement. After the Additional New Equity Date, provided the Borrower and Guarantor maintain their respective operating accounts with the Lender and no Event of Default shall have occurred and be continuing (including without limitation a Default or Event of Default under Section 6.1(c)(ii) hereof), the Loan Parties may maintain accounts at banks and financial institutions other than the Lender.

(b) Establish and maintain at all times prior to the Additional New Equity Date, the Blocked Account as required by Section 6.1(b) hereof. The Covered Parties each represent and warrant that there are no perfected liens or encumbrances with respect to the Blocked Account, other than in favor of the Lender, and each agrees that it shall not enter into any acknowledgment or agreement that gives any other person or entity except Lender control over, or any other security interest, lien or title in, the Blocked Account. The Blocked Account shall be under the sole dominion and control of the Lender. Neither any Covered Party, nor any other person or entity, acting through or under any Covered Party, shall have any control over the use of, or any right to withdraw any amount from, the Blocked Account, provided however, that as long as no Default or Event of Default exists immediately before and after giving effect thereto, the Lender will distribute to the Guarantor cash interest earned on the funds in the Blocked Account. No Covered Party will close the Blocked Account prior to the Additional New Equity Date. All funds in the Blocked Account shall be subject to the provisions of Section 8.7 hereof."

K. Financial Covenants. Section 6.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"6.1 Financial Condition Covenants.

(a) Minimum Additional New Equity. Fail to cause the Guarantor to raise the Additional New Equity by June 1, 2006.

(b) Blocked Account. Fail to cause the Guarantor to maintain at all times prior to the Additional New Equity Date, cash (in U.S. Dollars) in an aggregate amount of at least $1,400,000 in a Permitted Blocked Account held with Lender (the "Blocked Account").

(c) Minimum Account Balances. Fail to maintain, on a combined basis with the Guarantor, in Permitted Accounts held with the Lender: (i) at all times prior to the Additional New Equity Date, cash (in U.S. Dollars) in an aggregate amount of at least $1,500,000 (which amount may include, without limitation, amounts held in the Blocked Account); and (ii) at all times on and after the Additional New Equity Date, cash (in U.S. Dollars) in an aggregate amount of at least $1,700,000.

(d) Consolidated Maintenance Capital Expenditures. After the Additional New Equity Date, the Borrower will not make Consolidated Maintenance Capital Expenditures unless both before and after giving effect to such capital expenditure, no Default or Event of Default shall have occurred and be continuing, including without limitation, under Section 6.1(c) hereof.

(e) Consolidated Discretionary Capital Expenditures. After the Additional New Equity Date, the Borrower will not make Consolidated Discretionary Capital Expenditures unless: (i) at the time of any such funding of such Consolidated Discretionary Capital Expenditures or commitment to make any such Consolidated Discretionary Capital Expenditures there is not (and after giving effect to such funding, and/or giving effect to such commitment as though such commitment has been funded on the date of such commitment, there will not be) any Default or Event of Default (with compliance with Section 6.1(c) being determined for this purpose as at the date immediately preceding the date of such funding and/or commitment, giving effect to such funding and/or commitment on a pro forma basis), and (ii) prior to the funding of any Consolidated Discretionary Capital Expenditure or commitment to make any Consolidated Discretionary Capital Expenditure, the Borrower shall have delivered to the Lender a pro forma Compliance Certificate containing all information and calculations necessary for evidencing compliance by each Covered Party with the provisions of Section 6.1(c) hereof."

L. Indebtedness to Borrower. Section 6.2(b) of the Credit Agreement is hereby deleted in its entirety and the phrase "Intentionally Omitted" is substituted therefor.

M. Loans to Guarantor. Section 6.8(d) of the Credit Agreement is hereby deleted in its entirety and the phrase "Intentionally Omitted" is substituted therefor.

N. Full Funding. Section 6.17 of the Credit Agreement is hereby deleted in its entirety and the phrase "Intentionally Omitted" is substituted therefor.

O. Title to Accounts. Section 8.7 of the Credit Agreement is hereby amended by adding the following at the end thereof:

"In addition to the foregoing, upon any Event of Default, all right, title and interest in each account of each Covered Party held with the Lender shall immediately and automatically, without demand or notice of any kind, be transferred to the Lender, the Lender shall be the owner thereof, and as such, the Lender may apply the funds held in such accounts to the Obligations in such manner and order as the Lender may elect in its sole discretion."

II. NO FURTHER AMENDMENTS.

Except as specifically amended herein, all terms and conditions of the Credit Agreement shall remain in full force and effect as originally constituted and is hereby ratified and affirmed in all respects and the indebtedness of the Borrower to the Lender evidenced hereby and by the Note is hereby reaffirmed in all respects. This Amendment constitutes an amendment to and modification of the Credit Agreement. On and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment, and each reference in any Loan Document between the Borrower and the Lender or, the Guarantor and the Lender, to the Credit Agreement, "thereunder", "thereof" or words of like import referring the Credit Agreement shall mean a reference to the Credit Agreement as amended by this Amendment.

III. REPRESENTATIONS, WARRANTIES AND COVENANTS.

The Borrower represents, warrants and covenants as follows as of the date hereof:

A. Each of the representations and warranties contained in the Credit Agreement, as amended by this Amendment, and the other Loan Documents are true and correct as of the date hereof. No material adverse change has occurred in the assets, liabilities, financial condition, business or prospects of the Borrower or the Guarantor from that disclosed in the management-prepared financial statements most recently distributed to the Lender. No Default or Event of Default has occurred or is continuing.

B. The Credit Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

C. The execution and delivery of this Amendment and the other documents, if any, by the Borrower and the transactions contemplated hereby are within the corporate power and authority of the Borrower and have been authorized by all necessary corporate proceedings, and do not and will not (i) contravene any provision of the charter documents or by-laws of the Borrower or any law, rule or regulation applicable to the Borrower; (ii) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given (or both) would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Borrower; or (iii) result in or require the imposition of any encumbrance or lien on any of the properties, assets or rights of the Borrower (other than pursuant to any Security Document executed in connection with the Credit Agreement).

D. The Borrower and the Lender acknowledge and agree that but for this Amendment, the Borrower would have been in default under the terms and conditions of the Credit Agreement, and that the terms and conditions set forth herein and the avoidance of such a default constitute fair and adequate consideration mutually exchanged by the Borrower and the Lender in their execution and delivery of this Amendment.

IV. CONDITIONS.

A. This Amendment shall become effective on the first date on which the Borrower shall have executed and delivered to the Lender (or shall have caused to be executed and delivered to the Lender by the appropriate persons) the following:

1. This Amendment;

2. Evidence that Borrower shall have caused the Guarantor to deposit cash (in U.S. Dollars) in an aggregate amount of at least $1,400,000 in a Permitted Blocked Account held with the Lender;

3. A fully-executed copy of the agreement with the investor group evidencing a commitment for Additional New Equity in a minimum amount of $5,000,000; and

4. Such other supporting documents and certificates as the Lender or its counsel may reasonably request.

B. All legal matters incident to the transactions contemplated hereby shall be satisfactory to counsel for the Lender.

V. CONFIRMATION OF SECURITY.

The Obligations of the Borrower to the Lender, including, without limitation, the liabilities and obligations of the Borrower under the Credit Agreement, as amended hereby, and the Notes, are secured by, and entitled to all benefits of, the Security Agreement, the Guarantee and Security Agreement, any Mortgage, any Leasehold Security Document, and any other collateral granted by the Borrower or Guarantor to the Lender. The Covered Parties confirm and reaffirm that each has granted to Lender a security interest in, among other property, its deposit accounts, including without limitation the Blocked Account, and all credits or proceeds thereto and all monies, checks and other instruments held or deposited therein.

VI. MISCELLANEOUS.

A. The Borrower represents, warrants, and agrees that, to its knowledge, the Borrower has no claims, defenses, counterclaims or offsets against the Lender in connection with the Credit Agreement or the Obligations, and, to the extent that any claim, defense, counterclaim, or offset may exist, the Borrower hereby affirmatively WAIVES AND RELEASES the Lender from the same.

B. The Borrower agrees to reimburse the Lender upon demand for all reasonable out-of-pocket costs, charges, liabilities, taxes and expenses of the Lender in connection with (i) the preparation, negotiation, interpretation, execution and delivery of this Amendment and any other agreements, instruments or documents executed pursuant or relating hereto, and (ii) any enforcement hereof. The legal fees for the preparation, negotiation, interpretation, execution and delivery of this Amendment and any other agreements, instruments or documents executed pursuant or relating hereto shall be limited to $2000.

C. This Amendment shall take effect as a sealed instrument under the laws of The Commonwealth of Massachusetts.

D. This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

[The next page is the signature page.]

IN WITNESS WHEREOF, the Lender and the Borrower have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.

KFLG WATERTOWN, INC.

By:
Name:
Title:

TD BANKNORTH, N.A.

By:
Name:
Title:

AGREEMENT, CONSENT AND CONFIRMATION OF GUARANTOR

The undersigned Guarantor does hereby acknowledge and consent to the execution, delivery and performance of the within foregoing Amendment, confirms the continuing effect of that certain Guarantee and Security Agreement dated as of May 27, 2005, as amended, made by such Guarantor in favor of the Lender, after giving effect to the foregoing Amendment, and agrees to the provisions of the within and foregoing Amendment which apply to it by their terms, including without limitation, the obligation of the Guarantor to (i) raise the Additional New Equity by June 1, 2006 as required by Section 6.1(a) of the Credit Agreement, (ii) maintain at all times prior to the Additional New Equity Date at least $1,400,000 cash in the Blocked Account as required by Section 6.1(b) of the Credit Agreement, and (iii) comply with the provisions of Section 5.10(b) hereof.

Accepted and agreed to as of December 31, 2005:

KNOWFAT FRANCHISE COMPANY, INC.

By:
Name:
Title: